SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2007

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In response to market inquiries regarding Morgan Stanley’s (the “Company”)  U.S. subprime related holdings following the Company’s press release dated November 7, 2007 (which described the effect of recent market dislocations on its trading portfolio), the Company is providing information regarding certain subprime related securities in the investment portfolios of Morgan Stanley Bank (Utah) and Morgan Stanley Trust FSB (collectively, the “Subsidiary Banks”).  These portfolios do not include securities that are in the segment of the market that experienced dramatic declines in September and October.  The portfolios contain no subprime whole loans, subprime residuals or CDOs.   The securities in the Subsidiary Banks’ portfolios, which are predominantly classified as “securities available for sale” in accordance with SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, are part of the Company’s overall Treasury liquidity management portfolio.

At October 31, 2007, the balance sheet value of such securities held by the Subsidiary Banks was $6.7 billion.  All but $10 million of the securities are AAA-rated residential mortgage-backed securities.  Of the total amount, $5.2 billion are comprised of ABS bonds collateralized by first lien subprime mortgages of which $1.2 billion are further enhanced by FHLMC and AAA-rated monoline insurers.  The remaining $1.5 billion of ABS bonds are collateralized by 2nd lien subprime mortgages and all but $67 million are enhanced by financial guarantees from AAA-rated monoline insurers.

The information disclosed under Item 7.01 of this Current Report on Form 8−K shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	November 9, 2007	By:	/s/ Paul C. Wirth
			Name:	Paul C. Wirth
			Title:	Controller and Principal Accounting Officer